UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 23, 2004

(Date of earliest event reported)

The Wiser Oil Company

(Exact name of Registrant as specified in its charter)

Delaware	0-5426	55-0522128
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8115 Preston Road, Suite 400, Dallas, Texas	75225
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: (214) 265-0080

ITEM 5.	Other Events and Regulation FD Disclosure

On May 21, 2004, The Wiser Oil Company, a Delaware corporation (“Wiser”), Forest Oil Corporation, a New York corporation (“Forest”), and TWOCO Acquisition Corp., a Delaware corporation and a wholly owned direct subsidiary of Forest (“TWOCO”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing, among other things, that TWOCO will make a cash tender offer for any all of the outstanding shares of Wiser common stock at a price of $10.60 per share net to the seller in cash (the “Offer”). On May 23, 2004, Wiser issued a press release, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

The closing of the Offer is subject to customary closing conditions, including the valid tender of at least a majority of the outstanding common stock. Upon consummation of the Offer, TWOCO will merge with and into Wiser with Wiser being the surviving corporation (the “Merger”). In the Merger, holders of issued and outstanding shares of Wiser common stock will be entitled to receive the same cash consideration as the stockholders who tendered in the Offer. The transaction has been approved by Wiser’s and Forest’s respective boards of directors.

The summary of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 21, 2004, by and among Forest Oil Corporation, TWOCO Acquisition Corp. and The Wiser Oil Company.

99.1	Press Release issued May 23, 2004.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

The Wiser Oil Company

May 24, 2004	By:	/s/ VAN OLIVER

Van Oliver Vice President and General Counsel